Exhibit 99.1

Tharimmune Elects Jill Sommers and William Wiley to Board of Directors

New Directors Strengthen Governance as Company Advances Canton Network Infrastructure

Former CFTC Commissioner Jill Sommers Brings Decades of Regulatory and Public Policy Experience

DRW Chief of Staff William Wiley, CFA, Adds Extensive Leadership Experience Across Capital Markets and Global Operations

NEW YORK, February 2, 2026 — Tharimmune, Inc. (NASDAQ: THAR) (“Tharimmune” or the “Company”), the first publicly traded company to leverage Canton Coin (“CC”) to support the Canton Network’s ability to digitize traditional financial markets, today announced that its Board of Directors (the “Board”) has elected Jill Sommers and William Wiley, CFA, to the Board, effective February 1, 2026.

“As we continue advancing the Canton Network’s role in transforming financial market infrastructure through our digital asset treasury strategy, we are pleased to welcome Ms. Sommers and Mr. Wiley to the Board,” said Mark Wendland, CEO of Tharimmune. “Both bring the experience, acumen, and entrepreneurial mindset required for effective governance. Their deep understanding of market structure and regulatory frameworks will play a critical role in our support of the Canton Network.”

Ms. Sommers brings nearly three decades of experience in derivatives and financial markets, including serving two consecutive terms as a Commissioner of the U.S. Commodity Futures Trading Commission (“CFTC”). She most recently served as the Chair of the Derivative Practice Group of Potamak Global Partners until March 2025. Earlier in her career, Ms. Sommers held several senior policy and regulatory roles, including Policy Director and Head of Government Affairs at the International Swaps and Derivatives Association (“ISDA”) and Managing Director of Regulatory Affairs at the Chicago Mercantile Exchange.

“I am thrilled to bring my experience in derivatives regulation, corporate governance, and public policy to support the modernization of financial infrastructure,” said Ms. Sommers. “I look forward to collaborating with other members of the Board as Tharimmune advances its vision for a compliant, blockchain-enabled financial system.”

Mr. Wiley brings deep capital markets experience as well as a track record leading complex global operations, including in his current role as Head of the Equities and Latency Sensitive Business Unit at DRW and Chief of Staff to DRW’s Founder and Chief Executive Officer. Mr. Wiley previously served as Chief Operating Officer of DRW’s Equities and Latency Sensitive Business Unit, overseeing day-to-day operations and scaling a global, multi-asset electronic trading platform. Prior to DRW, Mr. Wiley served as Global Head of Strategy at Instinet Holdings Inc. where he led firmwide strategy, operations, and strategic transactions across the institutional equities brokerage franchise.

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“I am honored to join Tharimmune’s Board and contribute to the firm’s efforts to move our financial system off of aging, legacy technology and into a modern era,” said Mr. Wiley. “Throughout my career I have sought optimizations to the workflows and systems underpinning global financial transactions. I strongly believe in the transformative nature of the Canton Network and I am excited to help guide Tharimmune’s unique vision for participating in the ecosystem to drive shareholder value.”

Tharimmune established its differentiated digital asset treasury strategy in November 2025. In addition to driving value through CC acquisition and operating as a Super Validator, Tharimmune intends to invest in applications built on the Canton Network that accelerate institutional utility and adoption across capital markets. Tharimmune is the first and only publicly traded company supported by the Canton Foundation.

About Tharimmune

Tharimmune, Inc. (NASDAQ: THAR) is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development. For more information, visit: www.tharimmune.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, those regarding management expectations, strategy execution, market conditions, and the Company’s involvement with the Canton Network. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. Further information regarding factors that may affect the Company’s prospects is included in its annual and quarterly reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update these statements except as required by law.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@tharimmune.com

X: @TharimmuneInc

LinkedIn: https://www.linkedin.com/company/tharimmune-inc/

Website: https://tharimmune.com/

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